Exhibit 11

Form of Opinion

DECHERT LLP
1775 I Street, N.W.
Washington, DC 20006

____________, 2006
Board of Trustees Neuberger Berman Advisers Management Trust 605 Third Avenue, Second Floor New York, New York 10158-0180

Re: Neuberger Berman Advisers Management Trust
on behalf of Socially Responsive Portfolio

Dear Ladies and Gentlemen:

We have acted as counsel to Neuberger Berman Advisers Management Trust, a Delaware statutory trust (the "Trust"), and we have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the acquisition by Socially Responsive Portfolio, a series of the Trust, of the assets of Series S (Social Awareness Series) ("Series S") of SBL Fund, which are being registered on a Form N-14 Registration Statement (the "Registration Statement") filed by the Trust with the U.S. Securities and Exchange Commission. We note that as of the date of this opinion, the Board of Trustees of the Trust has authorized for issuance unlimited Class S shares of Socially Responsive Portfolio.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of, and subject to, the foregoing, it is our opinion that the authorized shares of beneficial interest of Socially Responsive Portfolio being registered under the Securities Act of 1933, as amended, in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable when issued in connection with the transfer of the assets of Series S pursuant to the terms of the Agreement and Plan of Reorganization included in this Registration Statement.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

Very truly yours,